UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

TELA Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39130	45-5320061
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Great Valley Parkway, Suite 24 Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 320-2930

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TELA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On April 29, 2026, TELA Bio, Inc. (the “Company”) issued a press release announcing its preliminary unaudited revenue for the quarter ended March 31, 2026 of approximately $19.0 million. The Company has not yet completed its quarter-end close processes for the quarter ended March 31, 2026. This unaudited, preliminary amount has been prepared by and is the responsibility of management. This amount is based upon information available to management as of the date of this Current Report on Form 8-K and subject to completion of financial closing procedures that could result in changes to the amount. Furthermore, this amount does not present all information necessary for an understanding of the Company’s financial condition as of March 31, 2026. The Company’s independent registered public accounting firm, KPMG LLP, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial data and, accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. This preliminary estimate should not be viewed as a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States. Additional information and disclosure would be required for a more complete understanding of the Company’s financial position and results of operations as of March 31, 2026. Accordingly, no undue reliance should be placed on this preliminary estimate. The Company’s actual results for the quarter ended March 31, 2026 will be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and may differ materially from the above estimate.

The information furnished pursuant to this Item 2.02 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On April 29, 2026, Doug Evans, Chairman of the Board of Directors (the “Board”) of the Company, notified the Company and the Board that he will not stand for re-election at the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) and will retire from the Board, including the Compensation Committee of the Board (the “Compensation Committee”) and Audit Committee of the Board (the “Audit Committee”), effective immediately following the 2026 Annual Meeting. The Board has nominated Joseph Capper for election as a Class I director at the 2026 Annual Meeting, to serve for a term expiring at the 2029 Annual Meeting of the Company. Upon (i) Mr. Evan’s resignation and (ii) Mr. Capper’s election to the Board by the Company’s stockholders at the 2026 Annual Meeting, Mr. Capper will be elected to serve as the Chairman of the Board until his successor is duly elected and qualified, or until his earlier resignation or removal. Mr. Capper is not expected to qualify as an independent director under applicable Nasdaq listing rules.

In addition, on April 29, 2026, Kurt Azarbarzin, Vince Burgess and Federica O’Brien (the “Resigning Directors”) each tendered his or her resignation from the Board, including the Nominating Committee of the Board (the “Nominating Committee”), the Compensation Committee and the Audit Committee, as applicable, effective immediately following the 2026 Annual Meeting.

In connection with Mr. Evan's and the Resigning Directors' extend the post-termination option exercise for a period equal to the earlier of (i) twelve (12) months following the 2026 Annual Meeting, or (ii) the expiration date of such options.

None of the departures from the Board described herein are due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Joseph Capper, is a highly experienced and accomplished healthcare executive, Mr. Capper has nearly 30 years of experience in MedTech and Life Sciences leadership roles and a track record of substantial value creation. Mr. Capper has been CEO of MiMedx Group Inc. (NASDAQ: MDXG) since January 2023. Before that, he was CEO of BioTelemetry, Inc. (formerly NASDAQ: BEAT), from 2010 to 2021, guiding the company through a significant turn-around, which culminated in its acquisition by Royal Philips for $2.8 billion. Prior to BioTelemetry, he served as President and CEO of both Home Diagnostics and CCS Medical. Mr. Capper brings a wealth of commercial experience, having held several leadership roles earlier in his career during the decade he spent with Bayer AG. Additionally, he was an officer in the U.S. Navy serving with distinction as a naval aviator. Mr. Capper has served on the board of directors of Anika Therapeutics, Inc. (NASDAQ: ANIK), since May 2024. Mr. Capper received his undergraduate degree in Accounting from West Chester University and an MBA in International Finance from George Washington University.

Appointment of Directors

On April 29, 2026, in connection with the Resigning Directors’ resignations, the Board appointed Guido Neels as a Class II director, with a term expiring at the 2027 Annual Meeting of the Company, and Guy Nohra and Paul Thomas as Class III directors, with terms expiring at the 2028 Annual Meeting of the Company (together, the “Incoming Directors”), in each case effective immediately following the 2026 Annual Meeting. Mr. Neels is expected to serve as a member of our Compensation Committee and Nominating Committee, Mr. Nohra is expected to serve as a member of our Audit Committee and as chair of our Compensation Committee and Mr. Thomas is expected to serve as a member of our Audit Committee and as chair of our Nominating Committee.

Guido Neels joined EW Healthcare Partners (“EW”) in 2006 and is an Operating Partner. He currently serves on the board of directors of several companies, including Elutia Inc. (NASDAQ: ELUT), Impulse Dynamics, Corvista, Enercon Technologies, and Bioventus Inc. (NASDAQ: BVS). Prior to joining EW, Mr. Neels served as Chief Operating Officer of Guidant Corporation, a world leader in the development of cardiovascular medical products prior to the company’s acquisition for $25 billion. Mr. Neels was responsible for the global operations of Guidant’s four operating units, Cardiac Rhythm Management, Vascular Intervention, Cardiac Surgery, and Endovascular Solutions, including responsibility for worldwide sales operations, corporate communications, corporate marketing, investor relations, and government relations. He also served as Vice President of Global Marketing for Vascular Intervention and as Managing Director for German and Central European operations. Prior to joining Guidant, Mr. Neels held general management, sales, and marketing positions at Eli Lilly in the U.S. and Europe. Mr. Neels previously served on the board of directors of Axogen, Inc. (NASDAQ: AXGN) from August 2015 to June 2025. Mr. Neels holds a Business Engineering degree from the University of Leuven in Belgium and a Master of Business Administration from Stanford University.

Mr. Nohra is a co-founder of Alta Partners, and was also a partner at Burr, Egan, Deleage & Co., which he joined in 1989. Mr. Nohra has been involved in the funding and development of notable medical technology and life science companies including ATS Medical, Cutera, Innerdyne, R2 Technology, deCODE genetics, and Vesica. Previously, Mr. Nohra was Product Manager of Medical Products with Security Pacific Trading Corporation. He was responsible for a multi-million dollar product line and traveled extensively in Korea, Taiwan, Hong Kong, China, and Southeast Asia. Currently, Mr. Nohra serves on the board of directors Bioventus Inc. (NASDAQ: BVS). He previously served on the board of directors of AcelRx Pharmaceuticals (formerly NASDAQ: ACRX), Carbylan Biosurgery (formerly NASDAQ: CBYL), Vertiflex and was the Chairman of the board of directors of USGI Medical and served on the board of directors of the Medical Device Manufacturing Association. He was named to the Forbes “Midas List” of dealmakers in high-tech and life sciences in 2007. In 2016 Mr. Nohra cofounded Alta Life Sciences, a venture fund based in Barcelona. Mr. Nohra has also served as the President of the Silicon Valley chapter of The Leukemia and Lymphoma Society for two terms. He holds a Master of Business Administration from the University of Chicago and a Bachelor of Arts in History from Stanford University.

Paul Thomas currently serves as the Chief Executive Officer and Co-Founder of Prominex, Inc., a company focused on the development of molecular diagnostic assays for point-of-care infectious disease testing, a position he has held since 2018. Mr. Thomas previously served as the Chief Executive Officer of Roka Bioscience, a molecular diagnostic company focused on pathogen testing, a position he held from 2009 until 2017. Before that, he served as Chairman and Chief Executive Officer of LifeCell Corporation (formerly NASDAQ: LIFC), a regenerative medicine company from 1998 until it was acquired by KCI in 2008 in a transaction valued at $1.8 billion. Mr. Thomas previously held various senior positions, including President of the Pharmaceutical Products Division, during his tenure of 15 years with Ohmeda, a world leader in inhalation anesthetics and acute care pharmaceuticals. Mr. Thomas currently serves on the board of directors of Axogen Corporation (NASDAQ: AXGN) and has been a member of the board since 2020. Mr. Thomas received his MBA degree from Columbia University Graduate School of Business and completed his postgraduate studies in Chemistry at the University of Georgia Graduate School of Arts and Science. He received his B.S. degree in Chemistry from St. Michael’s College in Vermont.

The Board has determined that each of the Incoming Directors are an independent director under the applicable Nasdaq listing rules. There are no arrangements or understandings between the Incoming Directors and any other person pursuant to which each was selected as a director. There are no related party transactions between the Company and any of the Incoming Directors (or any of their immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. None of the Incoming Directors have any family relationships with any of the Company’s directors or executive officers.

Also on April 29, 2026, the Board approved, subject to the election of Mr. Capper and the appointment of the Incoming Directors, a future grant of an initial equity award to each of the Incoming Directors and Mr. Capper, to be granted immediately following the 2026 Annual Meeting on June 9, 2026, consisting of (i) an option to purchase 17,550 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), vesting in 36 equal monthly installments; and (ii) a restricted stock unit award with respect to 11,925 shares of Common Stock vesting in three equal annual installments (collectively, the “Initial Equity Award”), in each case subject to Mr. Capper’s and each of the Incoming Directors’ continuous service with the Company. The Initial Equity Award will be granted to Mr. Capper and each of the Incoming Directors in connection with their appointment to the Board in accordance with the Company’s non-employee director compensation policy, with such award being made under the Company’s Amended and Restated 2019 Equity Incentive Plan, as amended.

In accordance with the Company’s non-employee director compensation policy, Mr. Capper and the Incoming Directors will each receive cash compensation for their service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELA BIO, INC.

By:	/s/ Antony Koblish
Name:	Antony Koblish
Title:	Chief Executive Officer and Director

Date: April 30, 2026